UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 13, 2015 (July 10, 2015)

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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On July 10, 2015, the Board of Directors (the “Board”) of Team Health Holdings, Inc. (the “Company”) elected Patrick E. Fry and Kenneth H. Paulus to the Board to fill vacancies currently on the Board, effective immediately. Mr. Fry and Mr. Paulus will serve as Class II directors. Mr. Fry and Mr. Paulus have not been named to serve on any committee of the Board.
In accordance with the Company’s director compensation arrangements applicable to all non-employee directors, each of Mr. Fry and Mr. Paulus (i) will receive an annual cash retainer of $80,000 for serving as a director and (ii) received a grant of 1,085 restricted share units upon his appointment to the Board. The vesting terms of the restricted share units are consistent with those applicable to all other non-employee directors. In addition, in connection with their appointment to the Board, each of Mr. Fry and Mr. Paulus will enter into the form director indemnification agreement with the Company.

A copy of the press release announcing the appointment of Mr. Fry and Mr. Paulus to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits
Exhibit No.        Description

Exhibit 99.1	Press release, dated as of July 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones
Name: David P. Jones
Date: July 13, 2015		Title: Executive Vice President and Chief Financial Officer